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                                                                   EXHIBIT 10.27


           THIRD AMENDMENT TO THE LICENSE AND SUPPLY AGREEMENT BETWEEN

                           COR THERAPEUTICS AND SOLVAY



This Amendment is entered into effective as of the 5th day of September, 1995 between COR THERAPEUTICS, INC. ("COR"), a Delaware corporation, with its principal offices at 256 East Grand Avenue, South San Francisco, California 94080, U.S.A. and SOLVAY, Societe Anonyme ("SOLVAY"), a Belgian corporation, with its principal offices at 33, rue du Prince Albert, 1050 Bruxelles, Belgium.

                                   WITNESSETH

WHEREAS, COR and SOLVAY have entered into a License and Supply Agreement effective as of 27 July 1994 (the "Agreement") on their behalf and on behalf of their Affiliates (as defined in the Agreement);

WHEREAS, COR and SOLVAY have modified a provision of the Agreement by two successive Amendments respectively effective as of 13 March and 1 June, 1995.

WHEREAS, COR and SOLVAY have entered into an ultimate phase of negotiations relating to the long-term supply of Integrelin;

NOW, THEREFORE, in consideration of the foregoing, the parties agree to amend the Agreement as follows:

In section 2.2, on page 5, replace line 13 by "(...) as the breach or default remains uncured. If by 15 October 1995, SOLVAY and COR have not (...)".

All the other provisions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, COR and SOLVAY have executed this Amendment to be effective on the date first set forth hereabove.

COR THERAPEUTICS, Inc.                                        SOLVAY S.A.


By:                                        By:      Alfred Hoffait
   ----------------------------------         ----------------------------------

Title:                                     Title:  General Manager Research and
      -------------------------------              Development


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